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                                                                   EXHIBIT 1.2

                             SUBSCRIPTION AGREEMENT

Interferon Sciences, Inc.                  Fax Number (908) 249-6895
783 Jersey Avenue                          ATTN:  Stanley G. Schutzbank
New Brunswick, New Jersey 08901

Gentlemen:

         The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase shares of Common Stock, par value $.01 per share (the "Securities"), of Interferon Sciences, Inc., a Delaware corporation (the "Company"), at a per share purchase price of $____, in the amounts set forth on the Signature Page to this Subscription Agreement and on the terms set forth in the Prospectus dated ___________, 1995 (the "Prospectus"), which is part of Securities and Exchange Commission Registration Statement No. 33-______ (the "Registration Statement") and in this Subscription Agreement.

         The Subscriber represents and warrants to the Company and covenants and agrees with it as follows:

         1. Payment; Escrow. The Company has entered into an Escrow Agreement with _______________________ (the "Bank") of [City, State] (the "Escrow
Agreement"), and the Bank has established an escrow account (the "Escrow Account"). The Subscriber shall forthwith cause the full amount of the subscription price to be wire transferred to the Escrow Account as follows:

                                  [Name of Bank - City]
                                  ABA:
                                  FBO:
                                  Attn:
                                  Ref:

If by ____________, 1995, the Escrow Account has received the proceeds of the sale of at least 5,000,000 shares of Common Stock and the Escrow Agent has been notified by the Company that the Company has accepted subscription agreements for at least 5,000,000 shares of Common Stock, the Escrow Agent will release the price of the Securities to the Company and the Company will promptly mail a certificate therefor to the Subscriber or deliver such securities as instructed after the signature of the Subscriber. Otherwise, the Escrow Agent will return such funds to the Subscriber by mailing a check. Certificates representing the Securities shall not bear any legends restricting transfer.

         2. Irrevocable; Rejection or Acceptance of the Subscription by the Company. This Subscription Agreement is irrevocable by the Subscriber. The Company may, in its sole discretion, accept or reject this Subscription Agreement at any time. If the Company rejects the Subscription Agreement, the Company will promptly cause the Escrow Agent to return the entire amount paid by the Subscriber in connection with this Subscription Agreement. Unless and until the Company accepts this Subscription Agreement and the Company receives payment in full for the Securities upon release of the funds therefor from the Escrow Agent, the Subscriber will not become a holder of the Securities subscribed for hereunder and such Securities will not be considered issued or outstanding.


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         3. Prospectus.  The Subscriber has received and reviewed the
Prospectus.

         4. Capacity; Enforceability. The Subscriber represents and warrants that: (a) if he is executing this Subscription Agreement in a representative or fiduciary capacity, he has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of his principal; and (b) this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber (or the person for whom he is executing this Subscription Agreement) enforceable against the Subscriber (or such person) in accordance with its terms.

         5. Miscellaneous. This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Subscription Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or terminations is sought. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several. This Subscription Agreement is governed by the laws of the State of _____________.

Number of shares subscribed for:_____________ Total Amount of Payment: $________

                               SIGN AND DATE HERE:

ADDRESS OF SUBSCRIBER:                     _____________________________________
                                                  (Print Name of Subscriber)

_____________________________________      By:__________________________________
            (Street)                                     (Signature)

_____________________________________      _____________________________________
             (City)                               (Print Name of Signatory)

_____________________________________      _____________________________________
    (State)          (Zip Code)                  (Print Title of Signatory)

_____________________________________      _______________________________, 1995
  (Taxpayer Identification Number)                         (Date)

ALTERNATIVE DELIVERY INSTRUCTIONS:



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================================================================================

ACCEPTED:  Date:___________________, 1995

INTERFERON SCIENCES, INC.

By:__________________________________
          Authorized Officer

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